EXHIBIT 99

New to The Street TV Signs Blackstar Enterprise Group, Inc. to a 3-Month TV Series

New York, NY- June 2, 2022- FMW Media’s business TV show, New to The Street TV, announces the signing of a 3-month contract, start date to be determined, on filming and broadcasting tailored interviews about BlackStar Enterprises Group, Inc.’s (OTCQB: BEGI) (“BlackStar” or the “Company”) corporate fundamentals.

New to The Street TV’s anchors expect to interview the management team at BlackStar Enterprise Group, Inc. Each show will air on New to The Street’s syndicated televised outlets, Newsmax TV, Fox Business Network, and Bloomberg TV, and on its website www.newtothestreet.com. New to The Street TV’s social media team, combined with the television network partners, will reshare media content with the expectation to support the interview series and create a platform to educate televised viewers and others.

Mr. Joseph E. Kurczodyna, Chairman of the Board, BlackStar Enterprise Group, Inc. states, “We look forward to sharing all our corporate ongoings and milestones with New to the Street across their unrivaled business TV syndicated platform on Newsmax, Fox Business Network, and Bloomberg TV. We see these upcoming interview broadcastings as a fantastic way to inform viewers about BEGI’s current business. New to The Street’s focus on corporate details and frequent airings should increase our reach to inform many about our specialized trading platform concept, BlackStar Digital Trading Platform TM (BDTP TM).

He further states, “Blackstar Enterprise Group, Inc. (OTCQB: BEGI) is an OTC Markets public company. The Company is developing a unique blockchain trading system for registered securities using Distributed Ledger Technology (DLT) and Web 3.0 ecosystem protocols. The platform drops into the compliant US Broker-Dealer trading system and acts as a spot market that only accepts cash and free-trading securities, without allowing any short selling.

Once BDTP TM is live, after SEC and FINRA approval, BlackStar intends to market the platform to other publicly traded companies as a subscription service with an issuer-specific customizable interface.

Vince Caruso, CEO of FMW Media Corp. and the Creator / Producer of New to The Street TV, states, “I am excited to have BlackStar Enterprise Group, Inc. on the show for a 3-month TV series. The design and construction of the BDTP TM platform, once rolled-out, should enable the buy/sell and tracking of BEGI’s common shares electronically through a digital number rather than a paper certificate. The storyline is excellent, and our televised syndicated audiences can learn and understand how shares currently trade on equity markets and how that could change with an alternative like the BDTP platform. During the next 3-months, New to The Street TV’s dedicated professional staff looks forward to producing and distributing the corporate ongoings at BEGI.”

Future broadcastings of New to The Street’s interviews with the management at BlackStar Enterprise Group, Inc. on Newsmax TV, Fox Business Network, and Bloomberg TV; show dates and times “To Be Announced.”

About Blackstar Enterprise Group, Inc. (OTCQB: BEGI):

BlackStar Enterprise Group, Inc. (OTC QB: BEGI) (“BlackStar’) is a publicly-traded merchant banking firm seeking to facilitate venture capital to early-stage revenue companies. BlackStar intends to offer consulting and regulatory compliance services to blockchain and DLT companies and blockchain entrepreneurs for securities, tax, and commodity issues. BlackStar is conducting ongoing analysis for opportunities in involvement in digital share related ventures though our wholly-owned subsidiary,

Crypto Equity Management Corp., (“CEMC”), mainly in the areas of blockchain and distributed ledger technologies. BlackStar intends to serve businesses in their early corporate lifecycles and may provide funding in the forms of ventures in which we control the venture until divestiture or spin-off by developing the businesses with capital. BlackStar is developing the BDTP TM where our conceptual “Digital Equity,” if ever registered with the SEC and allowed to be traded by the SEC and FINRA, is proposed to be traded on the blockchain. The proposed Digital Equity holds identical share rights and privileges under state law (Delaware) to authorized common stock of the Company.- http://www.blackstarenterprisegroup.com/.

About FMW Media:

FMW Media operates one of the longest-running US and International sponsored and Syndicated Nielsen Rated programming TV brands, “New to The Street” and its blockchain show “Exploring The Block.” Since 2009, these brands have run biographical interview segment shows across major U.S. Television networks. The TV platforms reach over 540 million homes in the US and international markets. FMW’s New to The Street / Newsmax TV broadcasting platform airs its syndication on Sundays at 10 -11 AM ET. FMW is also one of the nation’s largest buyers of linear television long and short-form - https://www.newsmaxtv.com/Shows/New-to-the-Street & https://www.newtothestreet.com/.

Forward-Looking Statements Disclaimer:

This press release contains forward-looking statements within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology. However, not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results and will not necessarily be accurate indications of the times at which such performance or results are achieved. This press release should be considered in all filings of the Companies contained in the Edgar Archives of the Securities and Exchange Commission at www.sec.gov.

 CONTACT:

FMW Media Contact:

 Bryan Johnson

 +1 (631) 766-7462

 Bryan@NewToTheStreet.com

“New to The Street” Business Development Office

1-516-696-5900

Support@NewtoTheStreet.com

BlackStar Enterprise Group, Inc. (OTCQB:BEGI)

WEBSITE: blackstarenterprisegroup.com

EMAIL: info@blackstarenterprisegroup.com

CONTACT: Joseph E Kurczodyna CFO, 303-500-3210